Two Rivers Water Company Receives Favorable Lawsuit Ruling

Denver, Colorado, May 3, 2010     Two Rivers Water Company (OTCBB: TURV) announces that on April 27, 2010, its subsidiary, Northsight, Inc., obtained a Judgment in the Circuit Court of Jackson County, Missouri declaring Northsight to have a valid first lien on property on which Northsight had made a loan in January 2008.  It also received a punitive damages judgment against the mortgagee for $315,000 for negligent misrepresentation.  Northsight was also named as a defendant in the lawsuit; however, the Judgment absolved any exposure to Northsight.

About Two Rivers Water Company

Formed in December 2002, Two Rivers is focused on acquiring and developing water, farming and alternative energy resources in Colorado.

FORWARD LOOKING STATEMENTS

This announcement contains forward-looking statements about Two Rivers that may involve risks and uncertainties. Important factors relating to the Two Rivers’ operations could cause results to differ materially from those in forward-looking statements and further detailed in filings with the Securities and Exchange Commission (SEC) available at the SEC website (http://www.sec.gov). All forward-looking statements are based on information available to Two Rivers on the date hereof and Two Rivers assumes no obligation to update such statements.

Contact:  John McKowen
Two Rivers Water Company
Symbol TURV, OTCBB
Phone:  +1 (303) 222-1000
Email:  jmckowen@2riverswater.com